Exhibit 10.8

Anika Therapeutics, Inc.

Restated Director Compensation Policy

The Board of Directors (the “Board”) of Anika Therapeutics, Inc. (including its subsidiaries, “Anika”) has approved this Restated Director Compensation Policy (this “Policy”) effective as of February 9, 2022. The objective of this Policy is to provide a total compensation package that enables Anika to attract and retain, on a long-term basis, high caliber directors to serve on the Board. This Policy applies to each non-employee who serves as a director of Anika (each, a “Qualifying Director”).

Initial Compensation

Upon his or her initial election to the Board after the effective date of this Policy, a Qualifying Director shall receive restricted stock units (“RSUs”) having a value of $350,000 (or such other value as approved by the Board), with the number of RSUs to be issued being determined based on the fair market value (as determined in accordance with Anika’s 2017 Omnibus Incentive Plan (“Plan”)) of a share of Common Stock of Anika on the grant date, which grant shall be documented on Anika’s standard form of restricted stock unit agreement.

Subject to continued service on the Board (or as otherwise set forth in the grant agreement), such grant shall vest in three equal installments annually beginning on the first anniversary of its grant date following such Qualifying Director’s initial election to the Board.

Annual Cash Compensation

Annually, generally in January or February of each year, the Compensation Committee of the Board recommends, and the Board approves, a cash retainer for each Qualifying Director for the current fiscal year. The amount of such cash retainer varies by year as approved by the Board. The current value of the cash retainer is as follows:

                                                                              Annual Retainer

Board

Lead Director or Chair.....................................................    $87,500

Other Directors................................................................    $50,000

Audit Committee

Committee Chair..............................................................    $20,000

Other Committee Members...............................................  $10,000

Compensation Committee

Committee Chair..............................................................    $15,000

Other Committee Members...............................................    $7,500

Governance and Nominating Committee

Committee Chair..............................................................    $10,000

Other Committee Members...............................................    $5,000

The annual retainer will be paid quarterly, in arrears (or upon the earlier resignation, removal or other separation from service of the Qualifying Director). Amounts owing to Qualifying Directors as annual retainer shall be annualized, meaning that Qualifying Directors who join the Board during the calendar year shall receive a pro-rated amount based on the number of calendar days served by such Qualifying Director.

Annual Equity Compensation

On the date of each annual meeting of Anika’s stockholders (“Annual Meeting”), each Qualifying Director who is continuing as a Qualifying Director following the date of such Annual Meeting shall receive RSUs having a value of $175,000 (or such other value as approved by the Board), with the number of RSUs to be issued being determined based on the fair market value (as determined in accordance with the Plan) of a Common Share of Anika on the grant date, which grant shall be documented on Anika’s standard form of restricted stock unit agreement.

Such grant shall vest on the earlier of (a) immediately prior to the next Annual Meeting or (b) the close of business on the first anniversary of the date on which such grant was made.

Reimbursement of Expenses

The foregoing compensation will be in addition to reimbursement of all out-of-pocket expenses incurred by Qualifying Directors in attending meetings of the Board and its committees and any other approved expenses associated with serving on the Board.

General
Administration	This Policy shall be administered and interpreted by the Compensation Committee of the Board and may be amended or repealed by the Board.
Dissemination	This Policy shall be distributed to each Qualifying Director of Anika upon its adoption by the Board and to each subsequently elected Qualifying Director upon commencement of his or her directorship.